Exhibit 99.06

Sangui BioTech International, Inc.
1393 North Bennett Circle
Farmington, Utah 84025

c/o SanguiBioTech GmbH
Alfred-Herrhausen-Str. 44
58455 Witten

Sangui reports first actual order from Arab countries

Witten, Germany, May 20, 2008 – Future Health Est., based in Jeddah, Saudi Arabia, has now purchased an initial quantity of Chitoskin wound dressings, SanguiBioTech GmbH reports today.  Future Health Est. is a distributor of various medical and other goods in Saudi Arabia.

Sangui Managing Director Hubertus Schmelz underlines that efforts to enter the Arabian markets had never been interrupted: “Over the past months we have been in constant contact with our Arabian partner.  We are very glad that this cooperation now starts to come to fruition.  Although there is no commitment yet with regard to future additional orders it is our aim in the medium term to establish an ongoing business relationship.”

SanguiBioTech GmbH is a wholly owned subsidiary of Sangui BioTech International, Inc.
(www.pinksheets.com: SGBI)

For more information please contact:

Joachim Fleing
Phone: +49 (160) 741 27 17
Fax: +49 (2302) 915 191
e-mail: fleing@sangui.de

Some of the statements contained in this news release discuss future expectations, contain projection of results of operation or financial condition or state other “forward-looking” information. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions. Important factors that may cause actual results to differ from projections include, among many others, the ability of the Company to raise sufficient capital to meet operating requirement.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.